Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-217818 and 333-199009) on Form S-8 of USA Technologies, Inc. of our reports dated October 9, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of USA Technologies, Inc. which appears in this Annual Report on Form 10-K for the year ended June 30, 2019.

/s/ BDO USA LLP
Philadelphia, PA
October 9, 2019